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Exhibit 10(d)(d)(d)

FIFTH AMENDMENT TO THE HEWLETT-PACKARD COMPANY
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
(Amended and restated effective October 1, 2006)

        The Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated effective October 1, 2006, is hereby amended, effective July 1, 2009, to provide as follows:

        1.     Subsections (a) through (d) of Section 6.2 of the Plan shall be amended in their entirety to read as follows:

          "6.2(a) Filing a Claim. A Participant or his authorized representative may file a claim for benefits under the Plan. Any claim must be in writing and submitted to the Claims Administrator appointed by the Plan Committee, at such address as may be specified from time to time, and in the manner prescribed for such matters. The Claims Administrator will have full discretion and final authority to interpret the terms of the Plan and decide all questions involving Plan claims.

          (b)    Denial of Claim. In the event any claim for benefits is denied, in whole or in part, the Claims Administrator shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial. Such written notice shall set forth the specific reasons for the denial, references to the Plan provisions on which the denial is based, a description of any information or material necessary for the claimant to perfect his or her claim, an explanation of why such material is necessary and an explanation of the Plan's review procedure and the time limits applicable to such procedures. Such written notice shall be given to the claimant within 90 days after the Claims Administrator receives the claim, unless special circumstances require additional time for processing, in which case, written notice shall be furnished to the claimant before the end of the initial 90-day period. Such notice shall indicate the special circumstances requiring the extension of time and the date by which the Claims Administrator expects to render its decision on the claim for benefits. In no event shall the decision of the Claims Administrator (or its designee) be rendered more than 180 days after the claim is received.

          (c)    Review of Denied Claim. Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative will have the right to submit a written request to the Plan Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Plan Committee within 60 days after the receipt by the claimant of written notice of the denial of the claim. A claimant or the claimant's authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits and may submit issues and comments in writing, except for privileged or confidential documentation. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim. On appeal, the Plan Committee will take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and may request that the claimant submit additional information or documentation. The Plan Committee will have full discretion and final authority to interpret the terms of the Plan and decide all questions involving Plan appeals.

          (d)    Decision on Review. The Plan Committee or its delegate will provide a written decision on review. If the claim is denied on review, in whole or in part, the decision shall set forth the specific reason or reasons for the adverse determination, reference to pertinent Plan provisions on which the adverse determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and a statement describing any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures, as well as a statement of the claimant's right to bring a civil action under ERISA section 502(a). The Plan Committee's decision will be rendered at the next quarterly meeting of the Plan Committee, except that if the appeal is received less than 30 days before such meeting, the appeal may be heard at the following quarterly meeting."

        2.     Subsection (e) of Section 6.2 of the Plan shall be deleted, and subsection (f) of Section 6.2 shall be renumbered as subsection (e).

        This Fifth Amendment to the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan is hereby adopted this 22nd day of July, 2009.

HEWLETT-PACKARD COMPANY

By:	/s/ MARCELA PEREZ DE ALONSO
Marcela Perez de Alonso Executive Vice President Human Resources

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  Exhibit 10(d)(d)(d)
FIFTH AMENDMENT TO THE HEWLETT-PACKARD COMPANY 2005 EXECUTIVE DEFERRED COMPENSATION PLAN (Amended and restated effective October 1, 2006)